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                                                                      Exhibit 21

SUBSIDIAIRIES OF FARMERS & MERCHANTS BANCORP, INC

                     FARMERS & MERCHANTS STATE BANK

                     FARMERS & MERCHANTS LIFE INSURANCE COMPANY

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